     As filed with the Securities and Exchange Commission on March 11, 1997
                  Registration No. 333-______________________
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            _______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            _______________________
                              KOMAG, INCORPORATED
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       94-2914864
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                  1704 AUTOMATION PARKWAY, SAN JOSE, CA  95131
              (Address of principal executive offices) (Zip Code)
                           __________________________
                           DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)
                            _______________________
                               STEPHEN C. JOHNSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              KOMAG, INCORPORATED
                  1704 AUTOMATION PARKWAY, SAN JOSE, CA  95131
                    (Name and address of agent for service)
                                 (408) 576-2000
          (Telephone number, including area code, of agent for service)
                           ________________________
                        CALCULATION OF REGISTRATION FEE
==============================================================================

                                                          PROPOSED           PROPOSED
   TITLE OF                                                MAXIMUM           MAXIMUM
 SECURITIES                              AMOUNT           OFFERING          AGGREGATE            AMOUNT OF
    TO BE                                 TO BE             PRICE            OFFERING           REGISTRATION
 REGISTERED                            REGISTERED         PER SHARE           PRICE                 FEE
 ----------                            ----------         ---------           -----                 ---

Deferred Compensation
Obligations                            $3,000,000            N/A        $3,000,000                $910
                                        ---------                        ---------                 ---



==============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Certain Documents by Reference

        Komag, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996 filed with the SEC on March 7, 1997.

        b. The Registrant's Registration Statement No. 00-16852 on Form 8-A filed with the SEC on April 29, 1988 in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

        The securities consist of deferred compensation obligations of the Registrant outstanding under the Registrant's Deferred Compensation Plan (the "Plan"). The Plan is a non-qualified deferred compensation program under the Internal Revenue Code which is designed to operate in conjunction with the Registrant's combined Internal Revenue Code Section 401(k) savings program and Internal Revenue Code Section 401(a) deferred profit-sharing plan, the Savings and Deferred Profit-Sharing Plan (the "Qualified Plan"). The principal features of the non-qualified Plan may be summarized as follows:

        STRUCTURE.  The Plan is comprised of two separate programs:

                 DEFERRAL ELECTION PROGRAM. Under this program each selected participant will have the right, by prior irrevocable election, to defer (i) up to twelve percent (12%) of his or her base salary for each calendar year for which the election is in effect plus (ii) up to twelve percent (12%) of any bonus earned under the Registrant's Management Bonus Plan or Discretionary Bonus Plan for that calendar year, less the maximum dollar amount which may be contributed on the participant's behalf to the Qualified Plan for that year in compliance with the applicable limitations of Internal Revenue Code Sections 401(k) and 402(g).

                 SUPPLEMENTAL CONTRIBUTION PROGRAM. This program will supplement the benefits allocated to the participant's account each year under the Qualified Plan by providing such individual with the additional level of benefits which would have otherwise been allocated to his or her Qualified Plan account had that allocation not been reduced by reason of the compensation limitation imposed under Internal Revenue Code Section 401(a)(17).

                 BOOK ACCOUNTS. The Registrant will establish on its books and records a special account for each individual for whom compensation is deferred under the Deferral Election Program or to whom a supplemental benefit is allocated under the Supplemental Contribution Program. However, the Registrant's obligation to pay the balance credited to such account will at all times be an unfunded and unsecured obligation. Accordingly, the Registrant will be under no obligation to establish any trust, escrow arrangement or other fiduciary relationship for the purpose of segregating funds for the payment of the account balances maintained under the Plan. Although the Registrant has established a so-called "rabbi trust" in order to accumulate a reserve for satisfying its liabilities under the Plan, no participant will have any beneficial interest in those trust assets, and the assets will be available for the satisfaction of creditor claims in the event of the Registrant's insolvency or bankruptcy.

                 INVESTMENT RETURN. The balance credited to each participant's account under the Plan will be deemed to be invested in the same investment funds in which the participant's corresponding account under the Qualified Plan is actually invested over the deferral period in effect under the non-qualified
Plan.   The account balance will be periodically adjusted to reflect the earnings, gains and losses attributable to such deemed investment. The participant will at all times be vested in his or her account balance to the same extent he or she is vested in the corresponding account balance maintained for such individual under the Qualified Plan.

                 DISTRIBUTION.   The account balance will become payable in a
lump sum following the participant's cessation of employment with the Registrant. The account balance may also be distributed upon the occurrence of an unforeseeable and extraordinary financial hardship for which the participant does not have any other available resources. Accrued benefits may not otherwise be assigned or alienated.

                 AMENDMENT/TERMINATION. The Plan may be amended or terminated at any time, but no such plan amendment or termination will adversely affect the benefits which the participants have accrued to date under the Plan.

                 There is no dollar limit on the total amount of compensation which may be deferred by participants over the term of the Plan. As of February 23, 1997, the total dollar amount of the Registrant's outstanding deferred compensation obligations under the Plan was $879,407.

Item 5.  Interests of Named Experts and Counsel

        Not applicable.

Item 6.  Indemnification of Directors and Officers

        The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty. However, this provision does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware, nor does it apply with respect to any liability resulting from any transaction in which the director (i) breached his duty of loyalty to the Registrant or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

        Pursuant to the provisions of Section 145 of the General Corporation Law of Delaware, every Delaware corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

        To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is, pursuant to Section 145 of the Delaware General Corporation Law, entitled to indemnification as described above. Section 145 also grants power to advance litigation expenses upon receipt of an undertaking to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

        The Registrant has entered into indemnification agreements with its then current directors and officers which provide for indemnification to the fullest extent permitted by Delaware General Corporation Law, including Section 145 thereof.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8.  Exhibits

 Exhibit Number      Exhibit
 --------------      -------

     4               Instruments Defining Rights of Security Holders:
                     Letter of Participation under Komag,
                     Incorporated Deferred Compensation Plan.
     5               Opinion of Brobeck, Phleger & Harrison LLP.
    23.1             Consent of Independent Auditors - Ernst & Young LLP.
    23.2             Consent of Independent Auditors - Chuo Audit Corporation.
    23.3             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24               Power of Attorney.  Reference is made to page II-4 of this Registration
                     Statement.
    99.1             Komag, Inc. Deferred Compensation Plan, together with Plan
                     Amendment No. 1.


Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's Deferred Compensation Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 7th day of March, 1997.


                                    KOMAG, INCORPORATED


                                     By: /s/ Stephen C. Johnson
                                         ------------------------------
                                         Stephen C. Johnson
                                         President and Chief Executive Officer



                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                 That the undersigned officers and directors of Komag, Incorporated, a Delaware corporation, do hereby constitute and appoint Stephen
C. Johnson and William L. Potts, Jr., and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                 IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                      Title                                         Date
----------                                      -----                                         ----
/s/ Stephen C. Johnson                          President, Chief Executive Officer            March 7, 1997
--------------------------                      and Director (Principal Executive
Stephen C. Johnson                              Officer)






Signatures                                      Title                                         Date
----------                                      -----                                         ----
/s/ Tu Chen                                     Chairman of the Board                         March 7, 1997
---------------------------
Tu Chen



/s/ William L. Potts, Jr.                       Vice President of Finance,                    March 7, 1997
---------------------------                     Chief Financial Officer and
William L. Potts, Jr.                           Secretary (Principal Financial
                                                and Accounting Officer)



/s/ Craig R. Barrett                            Director                                      March 7, 1997
---------------------------
Craig R. Barrett



/s/ Chris A. Eyre                               Director                                      March 7, 1997
---------------------------
Chris A. Eyre



/s/ Irwin Federman                              Director                                      March 7, 1997
---------------------------
Irwin Federman



/s/ George A. Neil                              Director                                      March 7, 1997
---------------------------
George A. Neil



/s/ Max Palevsky                                Director                                      March 7, 1997
---------------------------
Max Palevsky



/s/ Anthony Sun                                 Director                                      March 7, 1997
---------------------------
Anthony Sun



/s/ Masayoshi Takebayashi                       Director                                      March 7, 1997
---------------------------
Masayoshi Takebayashi





                                 EXHIBIT INDEX




Exhibit No.                        Exhibit
-----------                        -------

     4               Instruments Defining Rights of Security Holders:
                     Letter of Participation under Komag,
                     Incorporated Deferred Compensation Plan.
     5               Opinion of Brobeck, Phleger & Harrison LLP.
    23.1             Consent of Independent Auditors - Ernst & Young LLP.
    23.2             Consent of Independent Auditors - Chuo Audit Corporation.
    23.3             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24               Power of Attorney.  Reference is made to page II-4 of this Registration
                     Statement.
    99.1             Komag, Inc. Deferred Compensation Plan, together with Plan Amendment No. 1.



